UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2013, Net Element International, Inc. (the "Company") and its subsidiary, TOT Group, Inc. ("TOT"), entered into a binding letter of intent (the "LOI") to acquire substantially all of the business assets of nine entities collectively referred to as "Quickpay," which include Quickpay USA, Inc., UPC-Kazakhstan, LLP, United Processing System of Panama, Inc., Quickpay Multinational Payment System LTD, MPS, LLC, MPS, LTD, Quickpay Columbia SAS, System Quickpay, LLC and Express MIT, LLC. Quickpay's business includes the development, implementation and sales of payments acceptance terminals and a customer relationship management and payments acceptance platform. The parties agreed to endeavor to complete the proposed transaction within 60 days of the effective date of the LOI.

Pursuant to the LOI, Quickpay will contribute (the "Contribution") substantially all of their business assets to one or more newly formed direct and/or indirect subsidiaries of TOT ("NewCo"). As consideration for the Contribution: (a) NewCo will assume approximately US$1,500,000 (221,500,000 Kazakhstani tenge and 721,013 Russian rubles) of Quickpay's auditable debt; (b) NewCo will issue to the sellers an aggregate of 35.5% of the equity interests in NewCo; (c) TOT will provide business resources (capital, business relationships and corporate governance) to commercialize Quickpay's product in certain target markets; and (d) TOT will provide Quickpay with resources to help Quickpay expand within Russia and the Commonwealth of Independent States (CIS), the United States and Latin America, including marketing, product development and business development resources. TOT will have an option to purchase the sellers' 35.5% equity interests in NewCo, with the purchase price based on the fair market value of NewCo as of the end of the calendar month immediately preceding TOT's request for a valuation in accordance with the terms of the option. The LOI does not specify the required or permitted method(s) of payment of the purchase price for the exercise of the option.

The consummation of the Contribution is subject to the satisfaction (or TOT's written waiver in its sole and absolute discretion) of the following conditions precedent: (i) the completion of definitive documentation relating to the Contribution; (ii) the completion of due diligence of Quickpay and their business, operations, assets, liabilities, financial condition, legal proceedings, contracts and other matters, to the reasonable satisfaction of TOT; (iii) receipt of all necessary consents and approvals, including consents of Quickpay's lenders to the assumption of Quickpay's debt by NewCo without triggering any default or acceleration of such debt; (iv) no material adverse change to Quickpay or their business; (v) the negotiation prior to closing of compensation packages with key personnel of Quickpay; and (vi) other customary closing conditions.

On July 3, 2013, the Company issued a press release announcing the Company's entry into the LOI to acquire Quickpay's assets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Letter of Intent, dated June 27, 2013, among TOT Group, Inc., Net Element International, Inc., Quickpay USA, Inc., UPC-Kazakhstan, LLP, United Processing System of Panama, Inc., Quickpay Multinational Payment System LTD, MPS, LLC, MPS, LTD, Quickpay Columbia SAS, System Quickpay, LLC and Express MIT, LLC*
99.1	Press Release dated July 3, 2013

*	Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: July 3, 2013	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Letter of Intent, dated June 27, 2013, among TOT Group, Inc., Net Element International, Inc., Quickpay USA, Inc., UPC-Kazakhstan, LLP, United Processing System of Panama, Inc., Quickpay Multinational Payment System LTD, MPS, LLC, MPS, LTD, Quickpay Columbia SAS, System Quickpay, LLC and Express MIT, LLC*
99.1	Press Release dated July 3, 2013

*	Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted exhibits to the Securities and Exchange Commission upon request.